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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                            FIRST AMERICAN CLOCK CO.,

                                MANGOMERGER CORP.

                                       AND

                              MANGOSOFT CORPORATION



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                                TABLE OF CONTENTS

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I.       THE MERGER....................................................................................................2
         Section 1.01    The Merger....................................................................................2
         Section 1.02    Effective Time................................................................................2
         Section 1.03    Closing.......................................................................................3
         Section 1.04    Certificate of Incorporation and By-Laws of Merger-Sub........................................3
         Section 1.05    Certificate of Incorporation and By-Laws of the Parent........................................3

II.      STATUS AND CONVERSION OF SECURITIES; OTHER AGREEMENTS.........................................................4
         Section 2.01    Capital Stock of Mango and Merger-Sub.........................................................4
         Section 2.02    Capital Stock of the Parent...................................................................6
         Section 2.03    Mango Options and Warrants....................................................................6
         Section 2.04    Stock Option Plan.............................................................................6
         Section 2.05    Capital Structure of the Parent...............................................................7
         Section 2.06    Registration Rights...........................................................................7
         Section 2.07    Post Closing Note Conversion..................................................................8
         Section 2.08    Funding Commitments...........................................................................8
         Section 2.09    Board of Directors of the Surviving Corporation...............................................8
         Section 2.10    Securities Compliance.........................................................................9

III.     REPRESENTATIONS AND WARRANTIES................................................................................9
         Section 3.01    Representations and Warranties of Mango.......................................................9
         Section 3.02    Representations and Warranties of the Parent and the Merger-Sub..............................19

IV.      COVENANTS....................................................................................................30
         Section 4.01    Covenants of  the Parent and the Merger-Sub..................................................30
         Section 4.02    Covenants of Mango...........................................................................34
         Section 4.03    Approval of Stockholders.....................................................................35
         Section 4.04    Directors' and Officers' Insurance...........................................................36
         Section 4.05    [Intentionally Omitted] .....................................................................37

V.       CONDITIONS...................................................................................................37
         Section 5.01    Conditions to Each Party's Obligation to Effect the Merger...................................37
         Section 5.02    Conditions to Obligation of the Parent and the Merger-Sub
                         to Effect the Merger.........................................................................38
         Section 5.03    Conditions to Obligation of Mango to Effect the Merger.......................................39

VI.      TERMINATION..................................................................................................41
         Section 6.01    Termination..................................................................................41
         Section 6.02    Effect of Termination........................................................................43
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VII.     INDEMNIFICATION..............................................................................................44
         Section 7.01    Indemnification by the Parent................................................................44
         Section 7.02    Indemnification by Mango.....................................................................45

VIII.    MISCELLANEOUS................................................................................................46
         Section 8.01    Further Actions..............................................................................46
         Section 8.02    Availability of Equitable Remedies...........................................................46
         Section 8.03    Survival.....................................................................................46
         Section 8.04    Modification.................................................................................46
         Section 8.05    Notices......................................................................................47
         Section 8.06    Waiver.......................................................................................48
         Section 8.07    Binding Effect...............................................................................48
         Section 8.08    No Third-Party Beneficiaries.................................................................48
         Section 8.09    Severability.................................................................................49
         Section 8.10    Merger; Assignability........................................................................49
         Section 8.11    Headings.....................................................................................49
         Section 8.12    Counterparts; Governing Law; Jurisdiction....................................................49
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                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                            FIRST AMERICAN CLOCK CO.,
                               MANGOMERGER CORP.,
                                       AND
                              MANGOSOFT CORPORATION

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of August ___, 1999, by and among FIRST AMERICAN CLOCK CO., a Nevada corporation, whose address is 953 East 3665 South, Salt Lake City, Utah 84106 (the "Parent"), MANGOMERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Parent, whose address is, 953 East 3665 South, Salt Lake City, Utah 84106 ("Merger-Sub") and MANGOSOFT CORPORATION, a Delaware corporation, whose address is 1500 West Park Drive, Suite 190, Westborough, Massachusetts 01581 ("Mango"). Mango shall be the surviving corporation of the proposed merger between Merger-Sub and Mango and, in such capacity, Mango shall sometimes be referred to herein as the "Surviving Corporation," and Merger-Sub and Mango shall sometimes be referred to herein as the "Constituent Corporations."

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the respective Board of Directors of the Parent, Merger-Sub and Mango have determined that it is advisable and in the best interests of their respective equity owners to consummate the business combination transaction provided for herein in which Merger-Sub would merge with and into Mango (the "Merger");

                  WHEREAS, Parent, Merger-Sub and Mango desire to make certain agreements in connection with the Merger; and



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                  WHEREAS, the parties desire that the Merger qualify as a
tax-free reorganization under the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code").

                  NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.       THE MERGER.

         Section 1.01  The Merger

                       At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of this Agreement, Merger-Sub shall be merged with and into Mango in accordance with the Delaware General Corporation Law (the "DGCL"). Mango shall be the surviving corporation in the Merger, and the name of the Surviving Corporation shall remain "MangoSoft Corporation." As a result of the Merger, all outstanding shares of capital stock of Mango (the "Mango Capital Stock") shall be converted and cancelled in the manner provided in Article II.

         Section 1.02  Effective Time.

                       At the Closing (as defined in Section 1.03), a certificate of merger (the "Certificate of Merger") shall be duly prepared by the Surviving Corporation and delivered to the Secretary of State of Delaware for filing as provided in the DGCL on, or as soon as practicable after, the Closing Date (as defined in Section 1.03). The Merger shall become effective as soon as the Certificate of Merger has been filed with the Secretary of State of Delaware (the date and time when such condition has been satisfied being referred to herein as the "Effective Time").

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         Section 1.03  Closing.

                       The closing of the Merger (the "Closing") will take place at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315 on or before Thursday, September 2, 1999 (the "Closing Date"). Notwithstanding the foregoing, the Closing Date can be extended to a date not later than December 31, 1999, upon the mutual agreement of Mango and the Parent, and if the parties are in substantial compliance with the terms of this Agreement. At the Closing, there shall be delivered to Mango and the Parent the certificates and other documents and instruments required to be delivered under
Article V. The Closing will be effective as of the Effective Time.

         Section 1.04  Certificate of Incorporation and By-Laws of Merger-Sub.

                       At the Effective Time, (i) the Certificate of Incorporation of Mango as in effect immediately prior to the Effective Time shall be amended and restated as set forth in the form of Amended Certificate of Incorporation attached hereto as Exhibit 1.04-1 and (ii) the By-Laws of Merger-Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

         Section 1.05  Certificate of Incorporation and By-Laws of the Parent

                       At the Effective Time, (i) the Certificate of Incorporation of the Parent as in effect immediately prior to the Effective Time shall be so amended to reflect the capitalization of the Parent to provide for an increase in the authorized common stock, par value $.001 per share, of the Parent ("Parent Common Stock") to 100,000,000 shares, and to change the name of the Parent to "MangoSoft, Inc.", or such other name as Mango shall advise the Parent, and as so amended such Certificate of Incorporation shall be the Certificate of Incorporation of the Parent and (ii) the

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By-Laws of the Parent as in effect immediately prior to the Effective Time shall be the By-Laws of the Parent. The form of Certificate of Incorporation and By-Laws of the Parent as in effect as of the Effective Time is attached hereto as Exhibits 1.05-1 and 1.05-2, respectively.

II.      STATUS AND CONVERSION OF SECURITIES; OTHER AGREEMENTS.

         Section 2.01  Capital Stock of Mango and Merger-Sub.

                       (a) Each share of Common stock, par value $.01 per share, of Merger-Sub outstanding immediately prior to the Closing shall remain outstanding and shall represent one share of Common stock, par value$.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"), so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation Common Stock.

                       (b) Each share of Mango Capital Stock (both common stock and all classes of preferred stock) issued and outstanding prior to the Closing shall, by virtue of the Merger and without any further action on the part of the holders thereof, be converted on the basis set forth below into an aggregate of six million (6,000,000) shares of Parent Common Stock as follows: (i) each share of Common Stock, par value $.001 per share, of Mango ("Mango Common Stock") shall be converted into 0.17990 shares of Parent Common Stock (the 2,250,000 shares of Mango Series A Preferred Stock, par value $.01 per share (representing all the authorized, issued and outstanding shares of this class of capital stock) and the 750,002 shares of Mango Series B Preferred Stock, par value $.01 per share (representing all the authorized, issued and outstanding shares of this class of capital stock), having previous to the Closing converted into shares of Mango Common Stock); (ii) each share of Series C Preferred Stock, par value $.01 per share, of Mango (the "Series C Preferred Stock") shall be converted into 1.13288 shares of Parent

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Common Stock; (iii) each share of Series D Preferred Stock, par value $.01 per share, of Mango (the "Series D Preferred Stock") shall be converted into 1.50673 shares of Parent Common Stock; and (iv) each share of Series E Preferred Stock, par value $.01 per share, of Mango (the "Series E Preferred Stock") shall be converted into 1.69932 shares of Parent Common Stock. As of the Closing Date, the former holders of Mango Capital Stock (the "Former Mango Stockholders") shall effectively own 55.17% of the outstanding Parent Common Stock.

                       (c) Each holder of a stock certificate or certificates representing outstanding shares of Mango Capital Stock immediately prior to the Effective Time of the Merger, upon surrender of such certificate or certificates to Parent after the Effective Time of the Merger, shall be entitled to receive a stock certificate or certificates representing the number of shares of Parent Common Stock as provided in Section 2.01(b) hereof. Until so surrendered, each such stock certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the number of shares of Parent Common Stock as provided in Section 2.01(b) hereof.

                       (d) If any certificate representing Parent Common Stock is to be issued in a name other than that in which the certificate theretofore representing Mango Capital Stock surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to Parent or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing Parent Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Parent or its transfer agent that such tax has been paid or is not applicable.

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         Section 2.02  Capital Stock of the Parent.

                       Immediately prior to the Effective Time, the Parent shall have issued and outstanding an aggregate of 4,875,020 shares of Parent Common Stock, including 3,000,000 shares of Common Stock sold by the Parent at a price of not less than $1.25 per share pursuant to a Rule 506 Offering (the "Rule 506 Offering") under the Securities Act of 1933, as amended (the "Act").

         Section 2.03  Mango Options and Warrants.

                       (a) Schedule 2.03-1 sets forth a true, correct and complete list of all outstanding options (the "Mango Options") to acquire shares of Mango Common Stock granted pursuant to the Mango 1995 Stock Plan (the "1995 Plan") or otherwise. At or prior to the Closing, Mango shall use its best efforts to obtain and deliver to the Parent, prior to the Effective Time, executed consents (the "Option Consents") relating to the cancellation of the Mango Options and the Mango 1995 Plan, respectively.

                       (b) Schedule 2.03-2 sets forth a true, correct and complete list of all outstanding warrants (the "Mango Warrants") to acquire shares of Mango Common Stock. At or prior to the Closing, Mango shall use its best efforts to obtain and deliver to the Parent, prior to the Effective Time, executed consents (the "Warrant Consents") relating to the cancellation of the Mango Warrants.

         Section 2.04  Stock Option Plan.

                       At or prior to the Closing, the Parent shall adopt a Stock Option Plan (the "Stock Option Plan") and three million (3,000,000) shares of Parent Common Stock shall be reserved for issuance of nonqualified and incentive stock options thereunder. The form of the Stock Option

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Plan is attached hereto as Exhibit 2.04-1. Parent acknowledges that following the Effective Time, it shall issue options to the former holders of the Mango Options and the director nominees of the Parent as set forth on Schedule 2.04-2.

         Section 2.05  Capital Structure of the Parent.

                       (a) As of the Closing Date, and as of the Effective Time, the Parent shall have cash on hand of not less than Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) (resulting from the Rule 506 Offering), and there shall be no more than 4,875,000 shares of Parent Common Stock outstanding.

         Section 2.06  Registration Rights.

                       (a) Within 180 days after the Effective Time, and subject to the completion of an audit and the preparation and delivery of audited and interim financial statements (including any required pro forma or adjusted financial statements), the Parent will use reasonable efforts to file a registration statement with the Securities and Exchange Commission (the "SEC") relating to the resale of (i) one-third of the shares of Parent Common Stock sold in the Rule 506 Offering; (ii) all 300,000 shares of Parent Common Stock held by Punk Zeigel and Company; and (iii) 1,000,000 shares of Parent Common Stock issuable to Palisade Private Partnership, L.P. The Parent shall use its best efforts to have such registration statement declared effective as soon as practicable after filing with the SEC and shall keep such registration statement effective for a period of at least one (1) year. Notwithstanding the foregoing, the shares referred to in clause (iii) shall not be resaleable under such registration statement during the one-year period following the Merger without the prior consent of Mango's financial advisor.

         Section 2.07  Post Closing Note Conversion.

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                           As a condition to the Closing, Mango shall obtain and
deliver to the Parent, prior to the Effective Time, executed consents (the "Note Consents") from Palisade Private Partnership, L.P., as secured party and agent for the holders of all six million dollars ($6,000,000) principal amount of Mango's 12% Convertible Secured Convertible Notes (the "Notes") and the requisite other holders of the Notes permitting the conversion of the Notes into an aggregate of 9,000,000 shares of the Parent Common Stock, which conversion will take place immediately following the Effective Time. Parent agrees that, upon the surrender of a Note from the holder thereof, Parent shall issue a certificate representing the number of shares of Parent Common Stock that the former holder of the Note is entitled to receive as a result of the conversion.

         Section 2.08      Funding Commitments.

                           Before the Closing, and as a condition to the
Closing, the Parent, pursuant to Rule 506 of the Act, shall have consummated a financing in which it receives gross proceeds of not less than Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) in exchange for Parent Common Stock at a purchase price of not less than $1.25 per share.

         Section 2.09      Board of Directors of the Surviving Corporation.

                           The Board of Directors of the Parent shall consist of
those persons selected by the Former Mango Stockholders.

         Section 2.10      Securities Compliance.

                           Mango agrees that it will use its best efforts so
that the Merger and other transactions contemplated hereby shall be consummated without violating the securities laws of the United States or of any state or other jurisdiction.

III. REPRESENTATIONS AND WARRANTIES.

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         Section 3.01      Representations and Warranties of Mango.

                           Mango represents and warrants to the Parent and the
Merger-Sub as follows:

                           (a) Organization and Qualification. Mango is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to have such power and authority which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect (as defined in this Section 3.01(a)) on Mango. Mango is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Mango. As used in this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the businesses, properties, assets, liabilities, condition (financial or otherwise) or results of operations of an entity (or group of entities taken as a whole). Notwithstanding the foregoing, a Material Adverse Effect shall not include any change in political or economic matters of general applicability. Mango does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

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                           (b) Organizational Documents; Capital Stock.

                               (i) Attached hereto as Exhibit 1.04 is a true and
                           complete copy of the Certificate of Incorporation of Mango as in effect on the date hereof.

                               (ii) Attached as Schedule 3.01(b)(ii) is a true
                           and complete table of all stockholders of Mango.

                               (iii) Except as set forth on Schedules 2.03-1,
                           2.03-2 and 3.01(b)(iii), there are no outstanding options, warrants, rights or agreements obligating Mango to issue or sell shares of Mango.

                               (iv) Except as set forth in Schedule 3.01(b)(iv),
                           there are no outstanding contractual obligations of Mango to repurchase, redeem or otherwise acquire any shares of Mango.

                               (v) Except as set forth in the Mango Financial
Statements (as defined in Section 3.01(g)) there are no debt obligations of Mango of any nature, and as of the Closing Date Mango will have no debt, liabilities, obligations or contingent liabilities of any nature whatsoever, except those created in the ordinary course of business consistent with past practice.

                           (c) Authority Relative to this Agreement. Mango has
full corporate power and authority to enter into this Agreement and, subject to obtaining its stockholders' approval and the Note Consents, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Mango and the consummation by Mango of the Merger and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Mango, and subject to obtaining its stockholders' approval and the Note Consents, no other corporate proceedings on the part of

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Mango are necessary to authorize the execution, delivery and performance of this
Agreement by Mango and the consummation by Mango of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Mango, constitutes the legal, valid and binding obligation of Mango enforceable against Mango in accordance with its terms.

                    (d)    Non-Contravention; Approvals and Consents.

                           (i) Except as set forth in Schedule 3.01(d)(i)
                    hereto, the execution and delivery of this Agreement by Mango does not, and the performance by Mango of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind (any of the foregoing, a "Lien") upon any of the assets or properties of Mango under any of the terms, conditions or provisions of
                    (x) the Certificate of Incorporation of Mango, (y) any statute, law, rule, regulation or ordinance (collectively, "Laws"), or any judgment, decree, order, writ, permit or license (collectively, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to Mango or any of its assets or properties, or (z) any note, bond, mortgage, security

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                    agreement, indenture, license, franchise, permit,
                    concession, contract, lease (capital or operating) or other instrument, obligation or agreement of any kind (collectively, "Contracts") to which Mango is a party or by which Mango or any of its assets or properties is bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Mango or on its ability to consummate the transactions contemplated by this Agreement.

                           (ii) Except (x) for the filing of the Certificate of
                    Merger and other appropriate merger documents required by the DGCL with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which the Constituent Entities are qualified to do business, and (y) as otherwise disclosed in Schedule 3.01(d)(ii) hereto, no consent, approval, or action of, filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Mango is a party or by which Mango or any of its assets or properties is bound for the execution and delivery of this Agreement by Mango, the performance by Mango of its obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals, or actions of, filings with or notices to any Governmental or

                                       12


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                    Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Mango, the Surviving Corporation, or on Mango's ability to consummate the transactions contemplated by this Agreement.


                    (e) Legal Proceedings. There are no actions, suits, arbitrations, or proceedings pending, nor to the knowledge of Mango, threatened against, relating to or affecting, Mango or any of its assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Mango or on the ability of Mango to consummate the transactions contemplated by this Agreement. Mango is not subject to any judgment, decree, court order or writ of any Governmental or Regulatory Authority.

                    (f) Patents, Trademarks, Intangibles. To the best of Mango's knowledge and belief, it has all right, title and interest in, or a valid and binding license to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, franchises, trade secrets, computer programs (in object or source code form), or other intangible property or asset (collectively, "Intangibles") which individually or in the aggregate are material to the conduct of its business. Attached as Schedule 3.01(f) is a true and complete list of all material Intangibles of Mango. Mango is not in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Intangibles. To Mango's knowledge, no such Intangibles are being infringed by any third party and, to Mango's knowledge, Mango is not infringing any Intangible of any third party, except for such defaults and infringements which, individually or in the aggregate, do not and are

                                       13


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not reasonably expected to have a Material Adverse Effect on Mango or the
Surviving Corporation.

                    (g) Financial Statements. Mango has delivered to the Parent and Merger-Sub a true, correct and complete copy of the following: the unaudited balance sheets of Mango (the "Mango Balance Sheets") as of December 31, 1997 and December 31, 1998; the unaudited statement of operation of Mango (the "Mango Operations Statement") for the years ending December 31, 1997 and December 31, 1998; the unaudited statement of changes in stockholders' equity of Mango (the "Mango Stockholders' Equity Statement") for the years ending December 31, 1997 and December 31, 1998; and the unaudited statement of cash flows of Mango (the "Mango Cash Flow Statements") for the years ending December 31, 1997 and December 31, 1998, and interim unaudited financial statements of Mango for the quarters ended March 31, 1999 and June 30, 1999 (the "Mango Interim Financial Statements") (together, the "Mango Financial Statements"). The Mango Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, comply in all material respects with the published rules and regulations of the Securities and Exchange Commission ("SEC") with respect thereto (except as may be indicated therein or in the notes thereto). The Mango Financial Statements fairly present the financial condition, assets, liabilities, stockholders' equity and results of operations of Mango for the periods indicated. The Mango Financial Statements reflect that Mango has raised at least $30,000,000 in the aggregate from previous investments in Mango.

                    (h) Absence of Certain Changes or Events. Except as set forth in Schedule 3.01(h) hereto or the Mango Interim Financial Statements, (i) since June 30, 1999, no change,

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event or development or combination of changes or developments (including any worsening of any condition currently existing) has occurred or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Mango.

                    (i) Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the Mango Balance Sheets or the Mango Interim Financial Statements, Mango did not have at the date of the Mango Balance Sheets or the date of the Mango Interim Financial Statements, and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except (x) liabilities or obligations which were incurred in connection with this Agreement and the transactions contemplated hereby and (y) for changes incurred in the ordinary course of Mango's business which were consistent with past practice.

                    (j) Information Supplied. Nothing in this Agreement or any schedule, annex, certificate, document or statement in writing which has been supplied by or on behalf of Mango, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Mango which materially and adversely affects Mango, which has not been set forth in this Agreement or in the schedules, annexes, certificates, documents or statements in writing furnished by Mango in connection with the transactions contemplated by this Agreement.

                    (k) Compliance with Laws and Orders. Mango holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "Mango Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Mango. Mango is in compliance with the terms of the Mango Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on Mango. Mango is not in violation of, or in default under, any Law or Order of any Governmental or Regulatory Authority, except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Mango.

                    (l) Compliance with Agreements; Certain Agreements. Neither Mango, nor to the knowledge of Mango, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the Certificate of Incorporation of Mango or (y) any material Contract to which Mango is a party or by which Mango or any of its assets or properties is bound, except in the case of clause (y) for breaches, violations and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Mango.

                    (m) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Mango and its affiliates directly with the Parent and the Merger-Sub, without the intervention of any person on behalf of Mango and its affiliates in such manner as to give rise to any valid claim by any person against Mango, the Parent or the Surviving Corporation for a finder's fee, brokerage commission or similar payment, except as specifically set forth in Schedule 3.01(m).

                    (n) Consents Without Any Condition. Except for the consents to be obtained by Mango as set forth in Schedule 3.01(d)(ii), Mango has not made any agreement or reached any understanding not approved by the Parent or Merger-Sub as a condition for obtaining any consent, authorization, approval, order, license, certificate or permit required for the consummation of the transactions contemplated by this Agreement.

                    (o)    Tax Matters.

                           (i) Except as set forth in Schedule 3.01(o), Mango
                    has filed all tax returns required to be filed by applicable law prior to the date hereof. All tax returns were (and, as to tax returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. Mango (x) has paid all taxes due, or claimed or asserted in writing by any taxing authority to be due, for the periods covered by such tax returns or (y) has duly and fully provided reserves (in accordance with GAAP) adequate to reflect all such taxes.

                           (ii) Mango has established (and until the Closing
                    will maintain) on its books and records reserves adequate to reflect all material taxes not yet due and payable. Mango has made available to the Parent and the Merger-Sub complete and accurate copies of all work papers associated with the calculation of Mango's tax reserves.

                           (iii) There are no tax liens upon the assets of
                    Mango.

                           (iv) Mango has not requested (and no request has been
                    made on its behalf) any extension of time within which to file any material tax return.

                           (v) (A) No income tax returns have been examined by
                    any taxing authorities for any periods; and (B) no deficiency for any material taxes has been suggested, proposed, asserted, or assessed against Mango that has not been resolved and paid in full.

                           (vi) No audits or other administrative proceedings or
                    court proceedings are presently pending with regard to any taxes or tax returns of Mango.

                           (vii) To the extent requested by the Parent and the
                    Merger-Sub, Mango has made available to the Parent and the Merger-Sub (or, in the case of tax returns to be filed on or before the Closing, will make available) complete and accurate copies of all tax returns and associated work papers filed by or on behalf of Mango for all taxable years ending on or prior to the Closing.

                           (viii) No agreements relating to allocating or
                    sharing of any taxes have been entered into by Mango.

                           (ix) Mango has not entered into any transactions that
                    could give rise to an understatement of Federal Income Tax.

                       (p) Mango has a reasonable basis to believe that less than 35 of its current shareholders and debt holders are not "accredited investors" as defined in Rule 501 of Regulation D.

         Section 3.02 Representations and Warranties of the Parent and the Merger-Sub.

                       The Parent and the Merger-Sub represent and warrant to Mango as follows:

                       (a) Organization and Qualification. The Parent and the Merger-Sub are corporations duly organized, validly existing and in good standing under the laws of Nevada and

Delaware, respectively, and have full corporate power and authority to conduct their business as and to the extent now conducted and to own, use and lease their assets and properties. Neither the Parent nor the Merger-Sub directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                    (b)    Organizational Documents; Capital Stock.

                           (i) Attached hereto as Exhibits 1.04-1 and 1.04-2,
                    respectively, are true and complete copies of the Certificate of Incorporation and By-Laws of the Merger-Sub as in effect on the date hereof. Attached hereto as Exhibits 1.05-1 and 1.05-2, respectively, are true and complete copies of the Certificate of Incorporation and By-Laws of the Parent as in effect on the date hereof.

                           (ii) As of the Closing Date, the authorized capital
                    stock of the Parent will consist solely of one hundred million (100,000,000) shares of Parent Common Stock, and five million (5,000,000) shares of Parent Preferred Stock. As of the Closing Date the authorized capital stock of the Merger-Sub will consist solely of one (1) share of common stock, par value $.01 per share, of the Merger-Sub (the "Merger-Sub Common Stock"). Except for the transaction contemplated by Section 2.07 hereof, there are no outstanding options, warrants or other rights obligating the Parent or Merger-Sub to issue or sell any shares of their capital stock, or to grant, extend or enter into any option, warrant or right with respect thereto. The shares of the Parent Common Stock issuable to the Former Mango Stockholders pursuant to Article II hereof and the shares of the Parent Common

                    Stock issuable to the holders of the Notes upon conversion thereof pursuant to Section 2.07 hereof, will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable. The outstanding shares of the Parent Common Stock are eligible for quotation on the Over-the-Counter Bulletin Board (the "OTCBB") of the National Association of Securities Dealers (the "NASD").

                           (iii) There are no outstanding contractual
                    obligations of the Parent or the Merger-Sub to repurchase, redeem or otherwise acquire any shares of the Parent Common Stock or the Merger-Sub Common Stock, respectively.

                           (iv) There are no debt obligations of the Parent or
                    the Merger-Sub of any nature whatsoever, and as of the Closing Date, neither the Parent nor the Merger-Sub will have any debt, liabilities, obligations, or contingent obligations of any nature whatsoever.

                           (v) Since the date of its incorporation, neither the
                    Parent nor the Merger-Sub has authorized, declared, paid or effected any cash or non-cash dividend or liquidating or other distribution or stock split.

                    (c) Authority Relative to this Agreement. The Parent and the Merger-Sub have full corporate power and, subject to obtaining stockholders' approval by the stockholders of Parent, authority to enter into this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Parent and the Merger-Sub and the consummation by the Parent and the Merger-Sub of the Merger and the transactions contemplated hereby have been duly and validly approved by the respective Board of Directors of the Parent and the Merger-Sub and by the Parent, as the sole stockholder of the Merger-Sub, and subject to obtaining stockholder approval by the stockholders of the Parent, no other corporate proceedings on the part of the Parent or the Merger-Sub are necessary to authorize the execution, delivery and performance of this Agreement by the Parent and the Merger-Sub and the consummation by the Parent and the Merger-Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Parent and the Merger-Sub, and constitutes a legal, valid and binding obligation of each of the Parent and the Merger-Sub enforceable against the Parent and the Merger-Sub in accordance with its terms.

                    (d)    Non-Contravention; Approvals and Consents.

                           (i) The execution and delivery of this Agreement by
                    the Parent and the Merger-Sub does not, and the performance by the Parent and the Merger-Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in, or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien on any of the respective assets or properties of the Parent or the Merger-Sub under any of the terms, conditions or provisions of (x) the Certificate of Incorporation or By-laws of the Parent and the Merger-Sub, (y) any Laws or Orders of any Governmental or Regulatory Authority applicable to the Parent and the Merger-Sub or any of their respective assets or properties of the

                    Parent and the Merger-Sub, or (z) any Contracts to which either the Parent or the Merger-Sub is a party or by which either the Parent or the Merger-Sub or any of their respective assets or properties is bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens, which individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub or on their ability to consummate the transactions contemplated by this Agreement.

                           (ii) Except (x) for the filing of the Certificate of
                    Merger, other appropriate merger documents required by the DGCL with the Secretary of State of Delaware, filings with state and federal securities agencies and appropriate documents with the relevant authorities of other states in which the Constituent Entities are qualified to do business, and (y) as disclosed in Schedule 3.02(d)(ii) hereto, no consent, approval, or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Parent and the Merger-Sub is a party or by which the Parent and the Merger-Sub or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Parent and the Merger-Sub, the performance by the Parent and the Merger-Sub of their respective obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals or actions of, filings with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Parent or the Merger-Sub or on the Parent and the Merger Sub's ability to consummate the transactions contemplated by this Agreement.

                    (e) Financial Statements. The Parent has delivered to Mango true, correct and complete copies of the following: the audited balance sheets of the Parent (the "Parent Balance Sheets") as of December 31, 1997 and December 31, 1998; the audited statement of operations of the Parent (the "Parent Operations Statement") for the years ending December 31, 1997 and December 31, 1998; the audited statement of changes in stockholders' equity of the Parent (the "Parent Stockholders' Equity Statement") for the years ending December 31, 1997 and December 31, 1998; and the audited statement of cash flows of the Parent (the "Parent Cash Flow Statement") for the years ending December 31, 1997 and December 31, 1998; and interim unaudited financial statements of the Parent included in Form 10-QSB filed by the Parent with the SEC for the quarters ended March 31, 1999 and June 30, 1999 (together, the "Parent Financial Statements"). The Parent Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved, comply with the published rules and regulations of the SEC with respect thereto and fairly present the financial condition, assets, liabilities, stockholders equity and results of operations of the Parent for the periods indicated.

                    (f)    NASD Report.

                           (i) The Parent has delivered to Mango a true,
correct, and complete copy of the Parent's information report filed with the OTCBB of the NASD on April 9, 1996 pursuant to Rule 6740 (the "Rule"), together with all amendments thereof and supplements thereto (as such document has since the time of its filing been amended or supplemented, the "Parent NASD Report"), which is the only document (other than preliminary material) that the Parent was required to file with the NASD since such date. As of its date, the Parent NASD Report (i) complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, and the rules promulgated by the NASD, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of the Closing, the NASD Report is not deficient in any manner, and any deficiencies previously existing in the NASD Report have been satisfactorily remedied. The audited financial statements (including, in each case, the notes, if any, thereto) included in the Parent NASD Report complied as to form in all material respects with the published rules and regulations of the NASD with respect thereto.

                           (ii) As of the date hereof, the Parent's Common Stock
is quoted on the OTCBB and the Parent is in compliance with the NASD Eligibility Rules, as effective January 4, 1999.

                           (iii) No quotation is being submitted or published,
directly or indirectly, on behalf of the Parent or any director or officer, or any person, directly or indirectly, who is the beneficial owner of more than ten percent (10%) of the outstanding shares of any equity security of the Parent.

                    (g) Absence of Certain Changes or Events. Except as set forth in Schedule 3.02(g) hereto, (i) since June 30, 1999, no change, event or development or combination of changes or developments (including any worsening of any condition currently existing) has occurred or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent or the Merger-Sub, and (ii) between such date and the date hereof the Parent or the Merger-Sub have conducted their business only in the ordinary course of business consistent with past practice.

                    (h) Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the Parent Balance Sheets or included in the Parent Financial Statements, the Parent did not have at the date thereof and has not incurred since such date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in connection with this Agreement and the transactions contemplated hereby which do not exceed $60,000.00.

                    (i) Legal Proceedings. Except as set forth in Schedule 3.02(i), there are no actions, suits, arbitrations, Governmental or Regulatory Authority investigations or audits, or proceedings pending or to the knowledge of the Parent or the Merger-Sub, threatened against, relating to or affecting, the Parent or the Merger-Sub or any of their assets or properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Parent or the Merger-Sub or on the ability of the Parent or the Merger-Sub to consummate the transactions contemplated by this Agreement. Neither the Parent nor the Merger-Sub is subject to any judgment, decree, court order or writ of any Governmental or Regulatory Authority.

                    (j) Information Supplied. Nothing in this Agreement or any schedule, annex, certificate, document or statement in writing which has been supplied by or on behalf of the Parent or the Merger-Sub, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Parent or the Merger-Sub which materially and adversely affects the Parent or the Merger-Sub, which has not been set forth in this Agreement or in the schedules, exhibits, annexes, certificates, documents or statements in writing furnished by the Parent or the Merger-Sub in connection with the transactions contemplated by this Agreement.

                    (k) Compliance with Laws and Orders. The Parent and the Merger-Sub hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub. The Parent and the Merger-Sub are in compliance with the terms of the Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub. The Parent and the Merger-Sub are not in violation of, or in default under, any Law or Order of any Governmental or Regulatory Authority except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub.

                    (l) Compliance with Agreements; Certain Agreements. Neither the Parent nor the Merger-Sub, nor to the knowledge of the Parent or the Merger-Sub, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the respective Certificate of Incorporation or By-laws of the Parent or the Merger-Sub or (y) any material Contract to which the Parent or the Merger-Sub is a party or by which the Parent or the Merger-Sub or any of their assets or properties is bound, except in the case of clause (y) for breaches, violations and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub.

                    (m) Employee Benefit Plans. Neither the Parent nor the Merger-Sub has or contributes to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund or other benefits, whether oral or written.

                    (n) Patents, Trademarks, Et Cetera. Neither the Parent nor the Merger-Sub has any Intangibles.

                    (o) Insurance. The Parent and the Merger-Sub have no insurance policies.

                    (p) Labor Matters. The Parent and the Merger-Sub have no employees.

                    (q) Tangible Property and Assets. Other than as contemplated by Section 2 hereof, the Parent and the Merger-Sub have no facilities or assets.

                    (r) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Parent and the Merger-Sub and its affiliates directly with Mango, without the intervention of any person on behalf of the Parent and the Merger-Sub and its affiliates in such manner as to give rise to any valid claim by any person against the Parent, the Merger-Sub or Mango for a finder's fee, brokerage commission or similar payment, except as specifically set forth in Schedule 3.02(r).

                    (s)    Tax Matters.

                           (i) Except as set forth in Schedule 3.02(s), the
Parent and the Merger- Sub have filed all tax returns to be filed by applicable law prior to the Closing. All tax returns were (and, as to tax returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. The Parent and the Merger-Sub (x) have paid all taxes due, or claimed or asserted in writing by any taxing authority to be due, for the periods covered by such tax returns or (y) have duly and fully provided reserves (in accordance with GAAP) adequate to reflect all such taxes.

                           (ii) The Parent and the Merger-Sub have established
(and until the Closing will maintain) on their respective books and records reserves adequate to reflect all material taxes not yet due and payable. The Parent and the Merger-Sub have made available to Mango complete and accurate copies of all work papers associated with the calculation of the Parent's and the Merger-Sub's tax reserves.

                           (iii) There are no tax liens upon the assets of the
Parent or the Merger-Sub.

                           (iv) The Parent and the Merger-Sub have not requested
(and no request has been made on their behalf) any extension of time within which to file any material tax return.

                           (v) (A) No income tax returns have been examined by
any taxing authorities for any periods; and (B) no deficiency for any material taxes has been suggested, proposed, asserted, or assessed against the Parent and the Merger-Sub that has not been resolved and paid in full.

                           (vi) No audits or other administrative proceedings or
court proceedings are presently pending with regard to any taxes or tax returns of the Parent or the Merger-Sub.

                           (vii) To the extent requested by Mango, the Parent or
the Merger-Sub have made available to Mango (or, in the case of tax returns to be filed on or before the Closing, will make available) complete and accurate copies of all tax returns and associated work papers filed by or on behalf of the Parent or the Merger-Sub for all taxable years ending on or prior to the Closing.

                           (viii) No agreements relating to allocating or
sharing of any taxes have been entered into by the Parent or the Merger-Sub.

                           (ix) Neither the Parent nor the Merger-Sub has
entered into any transactions that could give rise to an understatement of Federal Income Tax.

IV.      COVENANTS.

         Section 4.01  Covenants of  the Parent and the Merger-Sub.

                    The Parent and the Merger-Sub covenant and agree as follows:

                    (a) Certificate of Incorporation and By-laws. As of the Closing Date, the Certificate of Incorporation and By-laws of the Merger-Sub shall be substantially in the form of Exhibits 1.04-1 and 1.04-2, respectively, and the Certificate of Incorporation and By-Laws of the Parent shall be substantially in the form of Exhibits 1.05-1 and 1.05-2, respectively.

                    (b) Shares and Options. Except as contemplated hereby, until the earlier of the Effective Time or the Termination of this Agreement pursuant to Article VI (the "Release Time") without the prior written consent of Mango, no share of capital stock of the Parent or the Merger-Sub or any option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into or exchangeable for any such share, shall be issued or sold by the Parent or the Merger-Sub, nor shall the Parent or the Merger-Sub enter into any agreement or commitment to effect any such issuance or sale, except as set forth in Schedule 4.01(b) hereto.

                    (c) Dividends and Purchases of Stock. Until the Release Time, without the prior written consent of Mango, no cash or non-cash dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or effected by the Parent or the Merger-Sub in respect of the outstanding respective capital stock except as set forth in Schedule 4.01(c) hereto.

                    (d) Borrowing of Money; Working Capital. Until the Release Time, neither the Parent nor the Merger-Sub shall incur indebtedness for borrowed money. Until the Release Time, neither the Parent nor the Merger-Sub shall guarantee the borrowing of money by any third party, enter into or modify any capital or operating lease or enter into any agreement.

                    (e) Access. Until the Release Time, the Parent and the Merger-Sub will afford the directors, stockholders, counsel, agents, investment bankers, accountants, and other representatives of Mango reasonable access to the plants, properties, books, and records of the Parent and the Merger-Sub, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Mango with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Parent and the Merger-Sub as Mango from time to time may reasonably request.

                    (f) Conduct of Business. Except as otherwise contemplated or permitted hereby, until the Release Time, neither the Parent nor the Merger-Sub shall take any action that would or is reasonably likely to result in any of the representations or warranties of the Parent and the Merger-Sub set forth in this Agreement being untrue at the Closing Date, or in any of the conditions to the Merger set forth in Article V not being satisfied. Except as otherwise contemplated or permitted hereby, until the Release Time, the Parent and the Merger-Sub will conduct its affairs in all respects only in the ordinary course.

                    (g) Advice of Changes. Until the Release Time, the Parent and the Merger-Sub will promptly advise Mango in a reasonably detailed written notice of any fact or occurrence or any pending threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing or known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult in the absence of such fact or occurrence, or which (if existing or known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                    (h) Public Statements. Before either the Parent or the Merger-Sub releases any information concerning this Agreement, the Merger, or any other transactions contemplated by this Agreement which is intended for or is reasonably expected to result in public dissemination thereof, the Parent and the Merger-Sub shall cooperate with Mango, shall furnish drafts of all documents or proposed oral statements to Mango for comments, and shall not release any such information without the prior consent of Mango; provided, however, that the foregoing shall not be deemed to prevent the Parent or the Merger-Sub from releasing any information or making any disclosure to the extent that the Parent or the Merger-Sub reasonably determines that it is required to do so by law.

                    (i) Other Proposals. Until the Release Time, neither the Parent nor the Merger-Sub shall, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of the Parent or the Merger-Sub, directly or indirectly, to: (i) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as such term is defined in this Section 4.01(i)); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Parent or the Merger-Sub to, any person or entity in connection with any Takeover Proposal; (iii) negotiate with any person or entity with respect to any Takeover Proposal; or (iv) enter into any agreement or understanding with the intent to effect a Takeover Proposal; provided, however, that the Parent and the Merger-Sub shall be entitled to take any action described in the foregoing clauses (ii)-(iv) if and to the extent that the Board of Directors of the Parent or the Merger-Sub determines in good faith, based on the advice of their respective counsel, that the failure to take any such action would violate its fiduciary duties to the Parent or the Merger-Sub's stockholders. The Parent or the Merger-Sub will immediately give written notice to Mango of the details of any Takeover Proposal of which the Parent or the Merger-Sub becomes aware. As used in Section 4.01(i), "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination, or recapitalization involving the Parent or the Merger-Sub, for the acquisition of a ten percent (10%) or greater interest in the equity or in any class or series of capital stock of the Parent or the Merger-Sub, for the acquisition of the right to cast ten percent (10%) or more of the votes on any matter with respect to the Parent or the Merger-Sub, or for the acquisition of one of its divisions or of a substantial portion of any of their respective assets, the effect of which may be to prohibit, restrict, or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or impair the contemplated benefits to Mango of the Merger or any of the other transactions contemplated by this Agreement.

                    (j) Consents Without Any Condition. Neither the Parent nor the Merger-Sub shall make any agreement or reach any understanding, not approved in writing by Mango, as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

                    (k) Transfer Taxes. The Parent and the Merger-Sub shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

         Section 4.02  Covenants of Mango.

                    Mango covenants and agrees as follows:

                    (a) Conduct of Business. Until the Release Time, Mango shall not take any action that would or is reasonably likely to result in any of the representations or warranties of Mango set forth in this Agreement being untrue at the Closing Date or to any of the conditions to the Merger set forth in
Article V not being satisfied. Until the Release Time, Mango will use all reasonable efforts to preserve the business operations of Mango intact, to keep available the services of their present personnel, and to preserve the good will of its suppliers, customers, and others having business relations with any of them.

                    (b) Advice of Changes. Until the Release Time, Mango will promptly advise the Parent and the Merger-Sub in a reasonably detailed written notice of any fact or occurrence or any pending threatened occurrence of which it obtains knowledge and which (if existing or known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                    (c) Public Statements. Before Mango releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or is reasonably expected to result in public dissemination thereof, Mango shall cooperate with the Parent and the Merger-Sub, shall furnish drafts of all documents or proposed oral statements to the Parent and the Merger-Sub for comments, and shall not release any such information without the prior consent of the Parent and the Merger-Sub; provided, however, that the foregoing shall not be deemed to prevent Mango from releasing any information or making any disclosure to the extent Mango reasonably determines that it is required to do so by law.

         Section 4.03  Approval of Stockholders.

                       (a) Mango shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting on the ratification and approval of this Merger Agreement, as soon as reasonably practicable following the date hereof or shall take such other action as will satisfy the requirement of stockholder approval under Delaware law.

                       (b) The Parent shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable following the date hereof, or shall take such other action as will satisfy the requirement of stockholder approval under Nevada law, for the purpose of voting on (i) the ratification and approval of this Merger Agreement and the issuance of the shares of Parent Corporation Common Stock pursuant to the Merger, (ii) the amendment of its Certificate of Incorporation to as provided in Section 1.03 hereof, (iii) a 1.73 to 1 forward split of the Parent Common Stock, and (iv) the approval of the transactions contemplated by Section 2.07 hereof and the issuance of the Parent Common Stock upon conversion of the Notes.

         Section 4.04  Directors' and Officers' Insurance.

                       (a) The Parent shall at its expense, until the third
(3rd) anniversary of the Effective Time, cause to be maintained in effect, to the extent available, policies of directors' and officers' liability insurance in a face amount of not less than five million dollars ($5,000,000).

                       (b) The provisions of this Section 4.04 are intended to be for the benefit of, and shall be enforceable by, each party entitled to insurance coverage under Section 4.04(a) above, and his or her heirs and legal representatives, and shall be in addition to any other rights a director or officer may have under the Certificate of Incorporation or By-Laws of the Parent or under the DGCL or otherwise.

                       (c) In the event the Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provision shall be made so that the successors and assigns of the Parent, as the case may be, shall assume the obligations set forth in this Section 4.04.

         Section 4.05  [Intentionally omitted].

V.       CONDITIONS.

         Section 5.01  Conditions to Each Party's Obligation to Effect the
Merger.

                       The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                       (a) Stockholder Approval. This Agreement and the Merger shall have been adopted by the requisite vote or approval by written consent in lieu of a meeting, of (i) the stockholders of the Parent, (ii) the stockholders of the Merger-Sub, and (iii) the stockholders of Mango.

                       (b) State Securities Laws. The Parent shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Parent Common Stock pursuant to the Merger.

                       (c) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

                       (d) Consents and Approvals. Other than the filings provided for by Section 1.02, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of the Parent, the Merger-Sub or Mango to consummate the Merger shall have been obtained, all in form and substance reasonably satisfactory to the Parent, the Merger-Sub and Mango, and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to the stockholders of the Parent, the Merger-Sub and Mango.

         Section 5.02 Conditions to Obligation of the Parent and the Merger-Sub to Effect the Merger.

                       The obligation of the Parent and the Merger-Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Parent and the Merger-Sub and in its sole discretion):

                       (a) Representations and Warranties. The representations and warranties made by Mango in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Mango shall have delivered to the Parent and the Merger-Sub a certificate, dated the Closing Date and executed on behalf of Mango by a duly authorized officer, to such effect.

                       (b) Performance of Obligations. Mango shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Mango at or prior to the Closing, and Mango shall have delivered to the Parent and the Merger-Sub a certificate dated the Closing Date and executed on behalf of Mango by a duly authorized officer, to such effect.

                       (c) Other Closing Documents. Mango shall have delivered to the Parent and the Merger-Sub at or prior to the Closing Date such other documents as the Parent and the Merger-Sub may reasonably request in order to enable the Parent and the Merger-Sub to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                       (d) Review of Proceedings. All actions, proceedings, instruments and documents required by the Parent and the Merger-Sub to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Thomas G. Kimble, counsel to the Parent and the Merger-Sub, and Mango shall have furnished such documents as such counsel may have reasonably requested for the purpose of enabling it to pass upon such matters.

                       (e) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

         Section 5.03  Conditions to Obligation of Mango to Effect the Merger.

                       The obligation of Mango to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Mango in its sole discretion):

                       (a) Representations and Warranties. The representations and warranties made by the Parent and the Merger-Sub in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Parent shall have delivered to Mango a certificate, dated the Closing Date and executed on behalf of the Parent and the Merger-Sub by a duly authorized officer, to such effect.

                       (b) Performance of Obligations. The Parent and the Merger-Sub shall have performed and complied with in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Parent and the Merger-Sub at or prior to the Closing, and the Parent and the Merger-Sub shall have delivered to Mango a certificate, dated the Closing Date and executed on behalf of the Parent and the Merger-Sub by a duly authorized officer, to such effect.

                       (c) Other Closing Documents. The Parent and the Merger-Sub shall have delivered to Mango at or prior to the Effective Time such other documents as Mango may reasonably request in order to enable Mango to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                       (d) Review of Proceedings. All actions, proceedings, instruments and documents required by Mango to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Camhy Karlinsky & Stein LLP, counsel to Mango, and the Parent and the Merger-Sub shall have furnished such documents as such counsel may have reasonably requested for the purpose of enabling it to pass upon such matters.

                       (e) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                       (f) NASD Bulletin Board Listing. The shares of the Parent Common Stock issued shall be eligible for quotation on the OTCBB of the NASD.

                       (g) Capital. The Parent and the Merger-Sub shall be in strict compliance with Section 2.05.

                       (h) Stock Option Plan. As of the Closing Date, the Stock Option Plan shall have been adopted.

                       (i) Indemnification. As of the Closing Date, Mango shall have received from Lynn Dixon, her agreement to indemnify Mango for up to $200,000 of all liabilities of the Parent incurred prior to the Closing Date, in form and substance satisfactory to Mango.

VI.      TERMINATION.

         Section 6.01  Termination.

                       This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether prior to or after the Parent stockholders' approval, the Merger-Sub stockholders' approval or the Mango stockholders' approval:

                       (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors.

                       (b) By either Mango, the Parent or the Merger-Sub upon written notification to the other party, if:

                           (i) the Parent, the Merger-Sub, or the Mango's
stockholders' approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders or by requisite written consent; or

                           (ii) facts exist which render impossible the
satisfaction of one or more of the conditions set forth in Section 5.01 and such are not waived by the Parent, the Merger-Sub and Mango.

                    (c) By the Parent and the Merger-Sub upon written notification to Mango, if:

                           (i) there has been a material breach of any
representation, warranty, covenant or agreement on the part of Mango set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by Mango of notice of such breach from the Parent or the Merger-Sub or assurance of such cure reasonably satisfactory to the Parent or the

Merger-Sub has not been given by or on behalf of Mango within such ten (10) business day period; or

                           (ii) facts exist which render impossible the
satisfaction of one or more of the conditions set forth in Section 5.02 and such are not waived by the Parent or the Merger-Sub; or

                           (iii) the Parent, the Merger-Sub or their respective
stockholders receive a proposal or offer for any Takeover Proposal, other than pursuant to the transactions contemplated by this Agreement, in connection with which the respective Board of Directors of the Parent and the Merger-Sub exercises any of its rights specified in Section 4.01(i) and 4.01(j).

                    (d) By Mango upon written notification to the Parent and the Merger-Sub, if:

                           (i) at any time after September 10, 1999 if the
Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by Mango; or

                           (ii) there has been a material breach of any
representation, warranty, covenant or agreement on the part of the Parent or the Merger-Sub set forth in this Agreement which breach has not been cured with ten
(10) business days following receipt by the Parent or the Merger-Sub of notice of such breach from Mango or assurance of such cure reasonably satisfactory to Mango shall not have been given by or on behalf of the Parent or the Merger-Sub within such ten (10) business day period; or

                           (iii) facts exist which render impossible the
satisfaction of one or more of the conditions set forth in Section 5.03 and such are not waived by Mango.

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



         Section 6.02  Effect of Termination.

                       If this Agreement is validly terminated by the Parent or the Merger-Sub or Mango pursuant to Section 6.01, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of either the Parent, the Merger-Sub or Mango (or any of their respective officers, directors, representatives, or affiliates), except that (i) the provisions of this Section 6.02 will continue to apply following any such termination, and (ii) nothing contained herein shall relieve the Parent, the Merger-Sub or Mango from liability for wilful or intentional breach of their respective obligations contained in this Agreement or for fraud.

VII.     INDEMNIFICATION.

         Section 7.01  Indemnification by the Parent.

                       (a) Each of the Parent and the Merger-Sub, jointly and severally agrees to indemnify and hold harmless Mango and its stockholders, directors, employees, counsel and agents against and in respect of any and all claims as and when incurred, arising out of or based upon any breach or inaccuracy of any representation, warranty, covenant or agreement of the Parent or the Merger-Sub contained in this Agreement (including the Exhibits and Schedules attached hereto) or any certificates delivered pursuant to this Agreement.

                       (b) Each indemnified party (a "Mango Indemnitee") shall give the Parent prompt notice of any claim asserted or threatened against such Mango Indemnitee on the basis of which such Mango Indemnitee intends to seek indemnification (but the obligations of the Parent and the Merger-Sub shall not be conditioned upon receipt of such notice, except to the extent that the Parent or the Merger-Sub is actually prejudiced by such failure to give notice). If the claim is a third party claim, demand, action or proceeding, the Parent or the Merger-Sub, as the case may be, promptly shall assume the defense of any Mango Indemnitee, with counsel reasonably satisfactory to such Mango Indemnitee, and the fees and expenses of such counsel shall be the sole cost and expense of the Parent and the Merger-Sub, jointly and severally. Notwithstanding the foregoing, any Indemnitee shall be entitled, at his or its expense, to employ counsel separate from counsel for the Parent and from any other party in such action, proceeding or investigation. No Indemnitee may agree to a settlement of claim without the prior written approval of the Parent which approval shall not be unreasonably withheld. The Parent may not agree to a settlement of a claim involving anything other than the payment of money without the prior written approval of the Mango Indemnitee which shall not be unreasonably withheld.

         Section 7.02  Indemnification by Mango.

                       (a) Mango agrees to indemnify and hold harmless the Parent and its officers, directors, counsel and agents against and in respect of any and all claims as and when incurred, arising out of or based upon any breach or inaccuracy of any representation, warranty, covenant or agreement of Mango contained in this Agreement (including the Exhibits and Schedules attached hereto) or any certificates delivered pursuant to this Agreement.

                       (b) Each indemnified party (an "Indemnitee") shall give Mango prompt notice of any claim asserted or threatened against such Indemnitee on the basis of which such Indemnitee intends to seek indemnification (but the obligations of Mango shall not be conditioned upon receipt of such notice, except to the extent that Mango is actually prejudiced by such failure to give notice). If the claim is a third party claim, demand, action or proceeding, Mango promptly shall assume the defense of any Indemnitee, with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be the sole cost and expense of

Mango. Notwithstanding the foregoing, any Indemnitee shall be entitled, at his or its expense, to employ counsel separate from counsel for Mango and from any other party in such action, proceeding or investigation. No Indemnitee may agree to a settlement of claim without the prior written approval of Mango which approval shall not be unreasonably withheld. Mango may not agree to a settlement of a claim involving anything other than the payment of money without the prior written approval of the Indemnitee which shall not be unreasonably withheld.

VIII.    MISCELLANEOUS.

         Section 8.01  Further Actions.

                       Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other party to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Entities or to effect the other purposes of this Agreement.

         Section 8.02  Availability of Equitable Remedies.

                       Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         Section 8.03  Survival.

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



                       The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for a period of eighteen months after the Effective Time.

         Section 8.04  Modification.

                       This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Board of Directors or Board of Directors of the parties hereto at any time prior to the Effective Time. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

         Section 8.05  Notices.

                       Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, express mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.05) with copies (which copies shall not constitute notice) as follows:

                    If to the Parent
                    or the Merger-Sub          953 East 3665 South
                                               Salt Lake City, Utah 84106
                                               Attn: Mick Jardine

                    With a copy to:            Thomas G. Kimble, Esq.
                                               311 South State Street, Suite 440
                                               Salt Lake City, Utah 84111

                    If to Mango:               1500 West Park Drive
                                               Suite 190
                                               Westborough, Massachusetts 01581
                                               Attn: CEO

                    With a copy to:            Camhy Karlinsky & Stein LLP
                                               1740 Broadway, 16th Floor
                                               New York, New York 10019
                                               Attn:  Alan I. Annex, Esq.

Any notice shall be addressed to the attention of the Chief Executive Officer. Any notice or other communication given by certified mail shall be deemed given three business days after certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 8.05 shall be deemed given at the time of receipt hereof.

         Section 8.06  Waiver.

                       Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

         Section 8.07  Binding Effect.

                       The provisions of this Agreement shall be binding upon and inure to the benefit of the Parent, the Merger-Sub, and Mango, and their respective successors and assigns.

         Section 8.08  No Third-Party Beneficiaries.

                       This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as referred to in Sections 7.01 and 7.02.

         Section 8.09  Severability.

                       If any provision of this Agreement is hereafter held to be invalid, illegal or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing which, it shall be severed from this Agreement, with the balance of this Agreement continuing in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 8.10  Merger; Assignability.

                       This Agreement and the other agreements to be delivered pursuant to this Agreement, and Exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements concerning such subject matter. This Agreement may not be assigned by any party without the prior written consent of each other party to their Agreement.

         Section 8.11  Headings.

                       The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

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



         Section 8.12  Counterparts; Governing Law; Jurisdiction.

                       This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the rules governing the conflict of laws. Any action, suit or proceeding arising out of, based on, or in connection with this Agreement, the Merger, or the other transactions contemplated hereby, or any document relating hereto or delivered in connection with the transactions contemplated hereby, may be brought only and exclusively in the Federal or State Courts located in the State of New York; and each party covenants and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

                       IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

                           [SIGNATURE PAGES TO FOLLOW]

                            MANGOSOFT CORPORATION

                            By: /s/ Selig Zises
                               ----------------------------
                                Name:  Selig Zises
                                Title:

                            FIRST AMERICAN CLOCK CO.

                            By: /s/ Mick Jardine
                               ----------------------------
                                Name:  Mick Jardine
                                Title:

                            MANGOMERGER CORP.

                            By: /s/ Mick Jardine
                               ----------------------------
                                Name:  Mick Jardine
                                Title:

                                       50